SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2005

The Neptune Society, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30480	59-2492929
(Commission File Number)	IRS Employer Identification No.)

4312 Woodman Avenue, Third floor Sherman Oaks, California 91423

(Address of Principal Executive Offices)

(818) 953-9995

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01

Entry into a Material Definitive Agreement

Separation and Release Agreement

On February 2, 2005, The Neptune Society, Inc., a Florida corporation (“Neptune Society”), and its subsidiaries, including Neptune Society of America, Inc., a California corporation; Neptune Management Corporation, a California corporation; Heritage Alternatives, Inc., a California corporation; and Trident Society, Inc., a California corporation (collectively, “Neptune Subsidiaries”), entered into a separation and release agreement (“Separation Agreement”) effective as of February 2, 2005, by and among Neptune Society, the Neptune Subsidiaries, Marco Markin, Chief Executive Officer, Chairman and a member of the Board of Directors of Neptune Society (“Markin”); Karla Markin, spouse of Marco Markin; and 570421 B.C. Ltd., a British Columbia corporation (“B.C. Limited”).

Under the terms of the Separation Agreement, the parties agreed as follows:

Termination of Employment Agreement:  Neptune Society and Markin agreed to terminate and release each other from all claims under the Amended and Restated Employment Agreement dated March 12, 2004 between Neptune Society and Markin (the “Employment Agreement”).  Markin remains subject to certain confidentiality and non-competition provisions under the Employment Agreement.  Neptune Society remains subject to certain indemnification obligations under the Employment Agreement.  The termination of the Employment Agreement terminates Neptune Society’s obligation (i) to pay Markin minimum annual compensation of $406,000 per year, increasing annually, plus certain benefits through the term ending December 31, 2007, with three automatic one-year extensions, and (ii)  to purchase securities held by Markin, Karla Markin or her assignee, and B.C. Limited for compensation based on 13% of the appraised value of Neptune Society, in the event the Employment Agreement was terminated under certain circumstances.  Markin resigned as Chief Executive Officer and Chairman of Neptune Society effective February 2, 2005 (the “Separation Date”), and agreed to serve as a consultant to the Neptune Society during a six month transition period (the “Transition Period”).  During the Transition Period Markin will be entitled to compensation and benefits, with the exception of the right to participate in any stock option plan or securities purchase plan, at the level paid to Markin immediately prior to the Separation Date.  Markin shall devote no more than 50% of the time that Markin devoted to his duties immediately prior to the Separation Date, and Markin may pursue and engage in other business interests and employment during the Transition Period.  Markin agreed to resign as a member of the Board of Directors of the Neptune Society and each of the Neptune Subsidiaries effective upon termination of the Transition Period.  Neptune Society agrees to pay Markin a lump sum payment of $221,049 as the sole consideration for Markin’s agreement to terminate the Employment Agreement and for his general release of claims.

Purchase of Securities:  Neptune Society agreed to purchase the following securities of Neptune Society beneficially owned by each of Markin, Karla Markin and B.C. Limited:  Markin and Karla Markin beneficially own 231,125 common shares of The Neptune Society Inc.; Markin holds options exercisable to acquire an additional 150,000 shares of common stock of The Neptune Society Inc. at $0.65 per share; and B.C. Limited, a British Columbia corporation, owns 307,692 shares of common stock of The Neptune Society Inc. and warrants exercisable to acquire an additional 307,692 shares of common stock of The Neptune Society Inc. at $0.79 per share (collectively, the “Purchased Securities”).  The parties agreed that (a) Neptune Society would purchase the Purchased Securities and (b) the parties would mutually release each other from any and all claims arising out of or in connection with the Purchased Securities.  Neptune Society paid (i) Markin a total of $675,750 for shares and options delivered on the Separation Date, (ii) Karla Markin a total of $323,250 for shares delivered on the Separation Date, and (iii) B.C. Limited a total of $1,603,076 for shares and warrants delivered on the Separation Date.  Neptune also agreed to pay Markin $46,875 upon the delivery of one or more share certificates evidencing 15,625 shares within ten (10) business days of the Separation Date.  Each of Markin, Karla Markin and B.C. Limited provided to Neptune Society general releases from claims related to the Purchased Securities.  Markin also provided to Neptune Society and the Neptune Subsidiaries general releases from claims related to the Employment Agreement.

A copy of the Separation and Release Agreement is attached hereto as Exhibit 10.1.

Loan Agreement Related to $3 Million Secured Note

Neptune Society entered into a Loan Agreement dated February 2, 2005 (the “Loan Agreement”) with Brooklyn Holdings LLC, a Nevis limited liability company (the “Lender”), related to a loan in the principal amount of $3,000,000.

Under the terms of the Loan Agreement, the parties agreed as follows:

Lender agreed to loan Neptune Society $3,000,000 (the “Principal Amount”).

Neptune Society agreed to issue the Lender a secured promissory note in the Principal Amount due February 2, 2010 (the “Note”).  Neptune Society agreed to pay simple interest on the Principal Amount at the rate of thirteen and one half percent (13.5%) per annum, without penalty for pre-payment.

Neptune Society agreed to pay Lender a loan fee equal to three and one-half percent (3.5%) per annum, calculated, as simple interest, on the unpaid balance of the Principal Amount (the “Loan Fee”).  The Loan Fee is payable in arrears upon the payment of the Principal Amount in full.  No interest or loan fees shall accrue on the Loan Fee payable under the Loan Agreement.

Neptune Society’s obligations under the Note and the Loan Agreement are secured by a security interest in the assets of Neptune Society and the Neptune Subsidiaries granted under the terms of security agreements and guarantees executed and delivered to Lender by Neptune Society and each of the Neptune Subsidiaries.

The proceeds of the Loan were used for general working capital and/or to make payments under the Separation Agreement.

Neptune Society issued to Lender a Convertible Debenture dated June 18, 2004 in the initial principal amount of $6,000,000 due June 18, 2014 (the “Debenture”) pursuant to a Debenture Purchase Agreement dated June 18, 2004 (the “Debenture Purchase Agreement”).  Under the terms of the Debenture Purchase Agreement, each of the Neptune Subsidiaries guaranteed the obligations under the Debenture and granted the Lender a security interest in its assets under the security agreements and guarantee agreements (collectively, the “Debenture Security Agreements”).

Lender agreed to subordinate its liens on the assets of Neptune Society and each Neptune Subsidiary, granted under the Debenture Purchase Agreement and the Loan Agreement, in connection with any monies which Neptune Society may borrow to repay the Debenture and/or the Loan; provided, however, that Lender will subordinate no more than $5,000,000 of any and all monies owing under the Debenture Purchase Agreement and the Loan Agreement.

Neptune Society provided the Lender with certain covenants related to its assets, business and maintaining the security interest granted to the Lender similar to the covenants under the Debenture Purchase Agreement.

Attached hereto are copies of the Loan Agreement as Exhibit 10.2; Secured Promissory Note as Exhibit 10.3; Security Agreements for Neptune Society as Exhibit 10.4, Neptune Society of America, Inc. as Exhibit 10.5, Neptune Management Corporation as Exhibit 10.6, Heritage Alternatives, Inc. as Exhibit 10.7 and Trident  Society, Inc. as Exhibit 10.8; Guarantees for Neptune Society of America, Inc. as Exhibit 10.9, Neptune Management Corporation as Exhibit 10.10, Heritage Alternatives, Inc. as Exhibit 10.11 and Trident  Society, Inc. as Exhibit 10.12.

Amendment of Employment Agreement

On February 7, 2005, the Neptune Society entered into an amended Employment Agreement with Jerry Norman (“Norman Employment Agreement”), pursuant to which Jerry Norman agreed to serve as Chief Executive Officer of Neptune Society in addition to his duties as President.  A copy of the Norman Employment Agreement was previously filed on Form 10-QSB (for the period ended March 31, 2004) on May 21, 2004 as Exhibit 10.60.

A copy of the amendment to the Norman Employment Agreement is attached hereto as Exhibit 10.13.

Brent Lokash, a member of the board of directors of Neptune Society and an attorney, represents the Lender and abstained from voting on the transactions contemplated under the Loan Agreement.  Bernard Darre is a manager for Bow River Capital, a shareholder of Neptune Society, and a member of the board of directors of Neptune Society, and abstained from voting on the transactions related to the Separation Agreement and the Loan Agreement.  Markin is a member of the board of directors of Neptune Society and interested party to the transaction, and he abstained from voting on the transactions related to the Separation Agreement and the Loan Agreement.

The descriptions of the transactions and agreements above describe the material provisions of the Separation Agreement, the Loan Agreement, the amendment to the Norman Employment Agreement and the documents entered into in connection with the transactions thereunder.  The descriptions are qualified in their entirety by reference to the copies of these agreement filed as exhibits to this Form 8-K.

Item 1.02

Termination of a Material Definitive Agreement

Under the terms of the Separation Agreement, the Employment Agreement between Neptune Society and Markin was terminated.  A copy of the Employment Agreement was previously filed on Form 10-QSB (for the period ended March 31, 2004) on May 21, 2004 as Exhibit 10.59.  The Employment Agreement was terminated effective on February 2, 2005, under the terms of the Separation Agreement described in Item 1.01 above.

Neptune Society agreed to pay Markin a lump sum payment of $221,049 as the sole consideration for Markin’s agreement to terminate the Employment Agreement and for his general release of claims under the agreement.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Loan Agreement Related to $3 Million Secured Note

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” above regarding the Loan Agreement with Brooklyn Holdings LLC and the Note is hereby incorporated by reference.

Neptune Society issued the Lender a secured promissory note in the Principal Amount due February 2, 2010 (the “Note”).  Neptune Society agreed to pay simple interest on the Principal Amount at the rate of thirteen and one half percent (13.5%) per annum, without penalty for pre-payment.  Neptune Society agreed to pay Lender a Loan Fee equal to three and one-half percent (3.5%) per annum, calculated, as simple interest, on the unpaid balance of the Principal Amount.  The Loan Fee is payable in arrears upon the payment of the Principal Amount in full.  No interest or loan fees shall accrue on the Loan Fee payable under this Agreement.

Neptune Society’s obligations under the Note and the Loan Agreement are secured by a security interest in the assets of Neptune Society and the Neptune Subsidiaries granted under the terms of security agreements and guarantees executed and delivered to Lender by Neptune Society and each of the Neptune Subsidiaries.

Item 3.02

Unregistered Sales of Equity Securities

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement.” above regarding the Loan Agreement with Brooklyn Holdings LLC and the Note is hereby incorporated by reference.

Under the terms of the Loan Agreement, Neptune Society issued a Secured Promissory Note in the principal amount of $3,000,000 to Brooklyn Holdings LLC, a Nevis limited liability company.  The Note was issued in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” above regarding the Separation Agreement and the resignation of Marco Markin as Chief Executive Officer and Chairman of Neptune Society and his resignation as a member of the Board of Directors of Neptune Society effective six months after the Separation Date is hereby incorporated by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” above regarding the appointment of Jerry Norman as the Chief Executive Officer of Neptune Society effective February 7, 2005 is hereby incorporated by reference.

Item 9.01

Financial Statements and Exhibits

Exhibits

Number	Description

10.1	Separation and Release Agreement
10.2	Loan Agreement between The Neptune Society, Inc. and Brooklyn Holdings, LLC
10.3	$3 million Secured Promissory Note
10.4	Security Agreement between The Neptune Society, Inc. and Brooklyn Holdings, LLC
10.5	Security Agreement between Neptune Society of America, Inc. and Brooklyn Holdings, LLC
10.6	Security Agreement between Neptune Management Corp. and Brooklyn Holdings, LLC
10.7	Security Agreement between Heritage Alternatives, Inc. and Brooklyn Holdings, LLC
10.8	Security Agreement between Trident Society, Inc. and Brooklyn Holdings, LLC
10.9	Guarantee between Neptune Society of America, Inc. and Brooklyn Holdings, LLC
10.10	Guarantee between Neptune Management Corp. and Brooklyn Holdings, LLC
10.11	Guarantee between Heritage Alternatives, Inc. and Brooklyn Holdings, LLC
10.12	Guarantee between Trident Society, Inc. and Brooklyn Holdings, LLC
10.13	Amendment #1 to Employment Agreement by and between The Neptune Society, Inc. and Jerry Norman dated February 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Neptune Society, Inc. (Registrant)
Date February 8, 2005	By: /s/ Dan Solberg Name: Dan Solberg Title: Chief Financial Officer